Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRATION PUBLIC ACCOUNTING FIRM

Capstone 72 Properties LLC

As independent registered public accountants, we hereby consent to the use of our report dated April 30, 2025, with respect to the financial statements of Capstone 72 Properties LLC as of and for the years ended December 31, 2024 and 2023 in this Registration Statement on Form S-11. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Vocation HK CPA Limited

Hong Kong

October 10, 2025